UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On July 1, July 5 and July 6, 2016, certain holders of the Company’s senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Conversions”).  In connection with the Conversions, the Company issued 2,755,310 shares of common stock upon the conversion of $3,700,755 principal amount of 2015 Notes at a conversion price of $1.34.

Item 3.03 Material Modifications to Rights of Security Holders

On July 1, 2016, Great Basin Scientific, Inc. (the “Company”) closed  its $75 million senior secured convertible note financing (the “Offering”) pursuant to a Securities Purchase Agreement dated June 29, 2016 (the “SPA”) between the Company and certain buyers as set forth in the Schedule of Buyers attached to the SPA, as previously described in the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2016.

In connection with the Offering and the Conversions described in Item 3.02 hereof, the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the Offering and the Conversions.  The exercise prices or conversion prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of July 6, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on July 6, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.34 per share of common stock.

Common Stock Warrants

As of July 6, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Offering, the exercise price of such warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.34 per share of common stock.

Series B Warrants

As of July 6, 2016, the Company had outstanding Series B Warrants to purchase 530 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversion triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, on July 6, 2016, the exercise price of the Series B Warrants was adjusted from $16,718.72 per share of common stock (taking into account the Company’s recent 35 to 1 reverse stock split) to $4,069.98 per share of common stock.

2015 Notes

The consummation of the Offering is an issuance that triggers an adjustment to the conversion price of the 2015 Notes applicable to optional conversions by the holders of the Notes (conversion pursuant to amortization payments under the Notes are not adjusted pursuant to subsequent equity offerings as they are based on a discount to current market prices for the common stock).  Therefore, on July 1, 2016, the conversion price of the Notes was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.58 per share of common stock.

Series D Warrants and 2015 Subordination Warrants

As of July 1, 2016, the Company had outstanding Series D Warrants to purchase 100,090 shares of common stock of the Company and 2015 Subordination Warrant to purchase 3,015 shares of common stock of the Company.  The Series D Warrants and 2015 Subordination Warrants include a provision which provides that the exercise price of the Series D Warrants and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering is an issuance which triggers an adjustment to the exercise price of the Series D Warrants and 2015 Subordination Warrants.  Therefore, on July 1, 2016, the exercise price for the Series D Warrants and Subordination Warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.58 per share of common stock.

Series G Warrants

As of July 1, 2016, the Company had outstanding Series G Warrants to purchase 3,160,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on July 1, 2016, the exercise price for the Series G Warrants was adjusted from $1.90 per share of common stock to $1.34 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: July 7, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer